                                                                     Exhibit 4.4


    THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 NEW FOCUS, INC.
                  WARRANT TO PURCHASE SERIES E PREFERRED STOCK


Warrant Holder:            Pamela York

Class of Stock:            New Focus, Inc. Series E Preferred Stock (the
                           "Series E  Preferred")

Number of Shares:          4,584 shares of Series E Preferred

Warrant Exercise Price:    $2.40 per share of Series E Preferred, subject to
                           adjustments from time to time as
                           specified in Section 6, below

Issue Date:                February 9, 2000


         THIS WARRANT CERTIFIES THAT, for value received, John Dexheimer, (the "Holder") is entitled to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, the number of fully paid and nonassessable shares of Series E Preferred of New Focus, Inc., a California corporation (the "Company") at the initial exercise price per share (subject to adjustments from time to time, as specified in Section 6 hereof) (the "Warrant Exercise Price") all as set forth above.

         1. Term and Expiration. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Issue Date through the earlier of:

                  (a)      February 9, 2005;

                  (b) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the offer and sale of Common Stock for the account of the Company; or

                  (c) immediately prior to the closing of a merger or consolidation of the Company with or into any other corporation or business entity or sale or disposition of all or substantially all of the Company's assets other than, in the case of a merger or consolidation, where the holders of the Company's voting securities as constituted immediately prior thereto continue to hold after such merger or consolidation at least
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                           fifty percent (50%) of the voting securities of the
                           Company or surviving entity immediately after such merger or consolidation.

         2. Notice of Certain Events. In the event of a proposed transaction of the kind described in Sections 1(b) or 1(c), above, the Company shall notify the holder of this Warrant at least five (5) days prior to the consummation of such event or transaction.

         3. Method of Exercise; Cash Payment; Issuance of New Warrant. Subject to Section 1, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Exercise Price multiplied by the number of shares then being purchased.

         The person or persons in whose name(s) any certificate(s) representing the shares of Series E Preferred Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Series E Preferred so purchased shall be delivered to the Holder hereof as soon as reasonably practicable and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of such shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as reasonably practicable.

         4. Right to Convert Warrant.

                  (a) Conversion Right. In lieu of the payment set forth in
Section 3 above, the Holder shall have the right to convert this Warrant ( the "Conversion Right"), in its entirety, at any time prior to its expiration, into shares of Common as provided for in this Section 4. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value, as defined below, for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of the Warrant Shares immediately prior to the exercise of the Conversion Right.

                  (b) Exercise of the Conversion Right. The Conversion Right may be exercised by the Holder, at any time prior to its expiration, on any business day. Such exercise shall be effected by (a) the surrender of this Warrant and
(b) delivery of the Notice of Conversion attached hereto as Exhibit B at the office of the Company.

                  (c) Effect of Conversion. This Warrant shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as

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practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such conversion.

                  (d) Fair Market Value. Fair Market Value of a Warrant Share as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock as of such Determination Date multiplied by the number of shares of Common Stock into which a Warrant Share is then convertible. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

                        (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price, respectively, reported for the business day immediately preceding the Determination Date.

                        (ii) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the business day immediately preceding the Determination Date.

                        (iii) If the Determination Date is the date on which the Company's Common Stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended, then the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering.

                        (iv) Otherwise, as determined in good faith by the Company's Board of Directors upon a review of relevant factors

         5. Stock Fully Paid; Reservation of Shares. All shares of Series E Preferred that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

         6. Adjustment of Warrant Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series E Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of shares then purchasable under this Warrant. Such new Warrant shall provide for


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
adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this subparagraph
(a) shall similarly apply to successive reclassifications or changes.

                  (b) Stock Splits or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital stock into which this Warrant is exercisable, the Warrant Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this subparagraph (b) shall similarly apply to successive stock splits or combinations of outstanding shares.

                  (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series E Preferred payable in Series E Preferred, then the Warrant Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series E Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series E Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series E Preferred (except any distribution specifically provided for in Sections 6(a) and 6(b) above), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of Series E Preferred as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution. The provisions of this subparagraph (c) shall similarly apply to successive stock dividends and other distributions by the Company.

         Upon each adjustment in the Warrant Exercise Price specified in Sections 6(a), (b) or (c) above, the number of shares of Series E Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Series E Preferred purchasable immediately prior to such adjustment in the Warrant Exercise Price by a fraction, the numerator of which shall be the Warrant Exercise Price immediately prior to such adjustment and the denominator of which shall be the Warrant Exercise Price immediately thereafter.

         7. Notice of Adjustments. Whenever the Warrant Exercise Price or the number of shares of Series E Preferred purchasable hereunder shall be adjusted pursuant to Section 6 hereof, the Company shall notify the Holder of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and the number of shares of Series E Preferred purchasable hereunder after giving effect to such adjustment.

         8. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair value of such shares on the date of exercise as reasonably determined at the sole discretion of and in good faith by the Company's Board of Directors.

         9. Compliance with Securities Act of 1933; Disposition of Warrant or Shares.


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                  (a) Compliance with Securities Act of 1933. The Holder of this
Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series E Preferred to be issued upon exercise hereof (and the securities issuable, directly or indirectly, upon conversion of the Series E Preferred), are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any such shares except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, unless the shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. The shares of Series E Preferred issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Series E Preferred) shall be stamped or imprinted with a legend in substantially the following form (unless registered under the Securities Act and any applicable state securities laws):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEW FOCUS SOLUTIONS, INC. AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

                  (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Series E Preferred acquired pursuant to the exercise of this Warrant (and of the securities issuable, directly or indirectly, upon conversion of the Series E Preferred) prior to registration of such Warrant or shares, the Holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the shares of Series E Preferred (or the securities issuable, directly or indirectly, upon conversion of the Series E Preferred) and indicating whether or not under the Securities Act certificates for this Warrant or such shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable after receipt of the written notice, shall notify the Holder that such holder may sell or otherwise dispose of this Warrant or such shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9(b) that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act,


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
provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or such shares thus transferred (except a transfer pursuant to Rule 144 or an effective registration statement) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         10. "Market Stand-Off" Agreement. The Holder, and its assignees, agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any shares of Series E Preferred or the Company's Common Stock or any other securities of the Company held by such Holder during a period of time determined by the Company and its underwriters (not to exceed 180 days in the event of the Company's initial public offering ("IPO") and 90 days in the event of any other subsequent public offering. Each Holder, and its assignees, if any, further agrees to execute any agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering. Notwithstanding the foregoing, this "market standoff" provision shall not apply to any shares of Common Stock purchased in a public market transaction at any time in or after the Company's IPO. The Company may impose stop-transfer instructions with respect to the Series E Preferred (or any other securities) subject to the foregoing restriction until the end of said period. The Company shall use best efforts in its negotiations with the underwriters to limit the market standoff period to not more than 120 days in the event of the Company's initial public offering.

         Any discretionary waiver or early termination of these "market stand-off" provisions by the Company or its underwriters with respect to any individual or entity shall similarly apply to release all Holders from this "market stand-off" provision on a pro-rata basis where the number of shares released from such lockup is multiplied by a fraction with the numerator being the number of such Holder's shares subject to any lockup provision and the denominator being the total number of all shares subject to lockup in the public offering; provided, however, that the Company or the underwriters may in their sole discretion waive or terminate early the "market stand-off" provision with respect to any individual or entity or various individuals or entities without releasing all other Holders, so long as the number of shares released thereby does not exceed a then-fair market value of $50,000 in the aggregate for each such individual or entity.

         11. Limited Rights as Stockholders; Information. No holder of this Warrant, as such, prior to exercise thereof shall be entitled to vote or receive dividends or be deemed the holder of shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Series E Preferred purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         12. Modification and Waiver; Effect of Amendment or Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated with the written consent of the Company and the holders of a majority of shares of the Series E Preferred issued or issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement. Any waiver or amendment effected in accordance with this Section 12 shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such


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
Shares, and the Company. The holder of this Warrant hereby acknowledges that by operation of this Section 12, the holders of a majority of the Shares purchased under this Warrant will have the right and power to diminish or eliminate the rights of such holder under this Warrant or under the Purchase Agreement.

         13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

         14. Binding Effect on Successors. The obligations of the Company relating to the shares of Series E Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company pursuant to this Warrant shall inure to the benefit of the successors and assigns of the Holder hereof.

         15. Lost Warrants or Stock Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

         17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         18. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

         19. Assignment. This Warrant may be assigned by the Company, but may only be transferred or assigned by the Holder to (i) any person, any other person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under the common control with such person or (ii) to a subsidiary, partner, member of a Holder; provided, however, that the Company is given written notice by the Holder within five (5) business days of said transfer or assignment of this Warrant, stating the name, address and relationship of said transferee or assignee; provided, further, however, that the transferee or assignee of such Warrant agrees in writing for the benefit of the Company to comply with all terms and obligations of this Warrant.

         20. Counterparts. This Warrant may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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
         21. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                                        NEW FOCUS, INC.,
                                        a California corporation


                                        By: ____________________________________
                                            Kenneth E. Westrick, President
                                        Address:  2630 Walsh Avenue
                                                  Santa Clara, California 95051


Accepted and Agreed:

PAMELA YORK


______________________________________

Address:  1612 Yardley Commons
          Yardley, PA  19067

Phone:
Fax:

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
                                    EXHIBIT A

                               NOTICE OF EXERCISE



To:  New Focus, Inc. (the "Company")

         1. The undersigned hereby elects to purchase __________ shares of Series E Preferred Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                    ________________________________________
                                     (Name)

                    ________________________________________
                                    (Address)

                    ________________________________________
                                  (City, State)

         3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.



_______________________________
           (Date)

                                       _______________________________________
                                                     (Signature)

                                    EXHIBIT B

                              NOTICE OF CONVERSION

TO:  NEW FOCUS, INC.

         (1) The undersigned hereby elects to convert the attached Warrant to the extent of __________ shares of Common Stock of New Focus, Inc. pursuant to the terms of the attached Warrant.

         (2) In connection with the purchase of the Common Stock (the "Securities"), I, the Purchaser, represent to the Company the following:

                  (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

                  (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                  (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                  (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

                  (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

                  (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


Print Name: _________________________________________

Sign Name: __________________________________________

Date: _______________________________________________


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